UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

EATON VANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	1 – 8100	04-2718215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two International Place, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

INFORMATION INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of

Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2017 the Board of Directors and the Voting Shareholders of Eaton Vance Corp. (the “Company”) approved the Eaton Vance Corp. 2013 Omnibus Incentive Plan, as amended and restated (“2013 Omnibus Incentive Plan”), Eaton Vance Corp. 2013 Employee Stock Purchase Plan, as amended and restated (“2013 Employee Stock Purchase Plan”), and the Eaton Vance Corp. Deferred Alpha Incentive Plan, as amended and restated (“Deferred Alpha Incentive Plan”) (collectively, the “Plans”), copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively.

The 2013 Omnibus Incentive Plan provides for the grant of stock-based incentives, including stock options, restricted stock and phantom stock awards, to employees of the Company, including its officers, as well as grants to certain members of the Company’s Board of Directors who qualify as non-employee directors. The 2013 Omnibus Incentive Plan was amended and restated to: (i) increase the number shares of the Company’s non-voting common stock issuable from 18,500,000 shares to 25,500,000 shares and (ii) revise the definition of phantom stock and related provisions for phantom stock award settlement. Subject to adjustment in the event of stock splits, stock dividends or similar events, grants may be made under the 2013 Omnibus Incentive Plan for up to a total of twenty-five million five-hundred thousand shares (25,500,000) shares of the Company’s non-voting common stock.

The 2013 Employee Stock Purchase Plan provides employees, including officers of the Company and certain subsidiaries, who are ineligible to participate in the Eaton Vance Corp. 2013 Employee Stock Purchase Plan with opportunities to purchase shares of the Company’s non-voting common stock in accordance with the terms therein. The 2013 Employee Stock Purchase Plan was amended and restated to increase the number shares of the Company’s non-voting common stock issuable from 400,000 shares to 500,000 shares. Subject to adjustment in the event of stock splits or similar events, five hundred thousand (500,000) shares of the Company’s non-voting common stock in the aggregate have been approved for the purpose listed above.

The Deferred Alpha Incentive Plan provides incentive awards to eligible investment professionals of the Company and its subsidiaries and affiliates for generating above benchmark returns over a multi-year time frame and to align long-term compensation with the investment products that they manage and/or contribute to. Incentive awards made to eligible investment professionals under the Deferred Alpha Incentive Plan are tied to the performance of one or more of the Company’s investment products they manage and/or contribute to over a three-year period or such other period established by the Compensation Committee of the Board of Directors (as described in Exhibit 10.3). The plan was amended and restated to provide for adjustments to incentive awards granted under the Deferred Alpha Incentive Plan for investment products measured against a non-U.S.-based benchmark, which adjustments are applicable to grants after the effective date of the amendment as well as certain incentives awards previously granted.

The descriptions of the Plans are qualified in their entirety by the actual plan documents, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The disclosure under Item 5.02 of this Current Report on Form 8-K in connection with the approval of the Plans is incorporated into this Item 5.07 by reference. The Company’s Voting Shareholders approved the matters in Item 5.02 of this Current Report on Form 8-K by unanimous written consent on October 25, 2017.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Document

10.1	Amended and Restated Eaton Vance Corp. 2013 Omnibus Incentive Plan
10.2	Amended and Restated Eaton Vance Corp. 2013 Employee Stock Purchase Plan
10.3	Amended and Restated Eaton Vance Corp. Deferred Alpha Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date: October 27, 2017	/s/ Laurie G. Hylton
Laurie G. Hylton
Chief Financial Officer